Exhibit 99.1


                                                           For Immediate Release

CONTACT:
         SpectraSite Communications         SpectraSite Broadcast Group
         Noreen Allen                       Jon Sinton
         919-468-0112                       800-486-3333
         noreen.allen@spectrasite.com       jon.sinton@spectrasite.com

           SpectraSite Holdings Acquires 5 of Most Trusted Industry Names to
                           Create Broadcast Powerhouse

Cary, N.C., January 6, 2000--SpectraSite Holdings, Inc. (Nasdaq: SITE) today announced the closing of the acquisition of leading broadcast transmission infrastructure companies Stainless, Inc., Doty-Moore Tower Services, Inc., Doty-Moore Equipment, Inc., Doty-Moore RF Services, Inc., (collectively "Doty-Moore") and Vertical Properties, Inc. (VPI). In addition, SpectraSite has signed definitive agreements to acquire substantially all the assets of International Towers, Inc. (ITI) and its subsidiaries, including S&W Communications, Inc. These acquisitions will create a single-source solution for broadcast transmission services. The deals, which include all cash, cash and stock and all stock transactions, are valued in the aggregate at approximately $70 million.

The combined companies will operate as SpectraSite Broadcast Group, a division of SpectraSite Communications, Inc. The group will offer integrated broadcast transmission services, including engineering, fabrication, manufacturing, tower erection, maintenance and tower collocation management.

"We've combined the experience and credibility of some the most trusted names in the broadcast transmission infrastructure business to create a company that is qualified to meet the tower needs of radio and television broadcasters," said Stephen Clark, CEO, SpectraSite Communications, Inc. "The FCC's digital conversion mandate creates a potentially significant increase in tower demand on the television side, and the Telecom Act of 1996 has led to consolidation and increased demand on the radio side. We believe that we are well positioned to take advantage of the growth in the broadcast tower industry and become a leading owner and operator of broadcast towers with significant recurring revenue potential."

In 1996, the FCC mandated the conversion of analog television signals to digital. The mandate specifies that by May 1, 2003, each television station in the United States must complete construction of new digital broadcasting facilities and, beginning April 21, 2003, must be simulcasting at least 50% of its programming on both its analog and digital facilities. This conversion creates significant potential demand for collocation on broadcast towers.

"Broadcasters today are dealing with many of the same issues that cellular carriers faced in recent years," Clark continued. "With increased competition from cable, satellite and Internet providers, we believe broadcasters will focus resources on improving programming and developing marketing campaigns to attract and retain viewers. SpectraSite Broadcast Group will allow broadcasters to outsource all aspects of broadcast transmission infrastructure services, focus on core competencies and complete DTV implementation requirements quickly, cost effectively and with confidence."

"Broadcast towers require a high level of technical expertise, since they reach heights up to 2,000 feet and support over 1 million pounds of steel," said Doug Standley, President, SpectraSite Broadcast Group. "SpectraSite recognizes the high level of technical resources that broadcasters depend on, and they have amassed a team with the critical core competencies necessary to fulfill the broadcast industry's requirements. To date, less than 10 percent of broadcasters have converted to DTV. That leaves approximately 1,500 stations with the need to undergo the expensive conversion process involving new broadcast equipment and new or modified towers, which represents a tremendous opportunity for SpectraSite Broadcast Group," Standley added.

About SpectraSite Communications, Inc.
SpectraSite Communications, Inc. (www.spectrasite.com), based in Cary, North Carolina, is a leading owner and operator of communications towers for the wireless telecommunications industry. SpectraSite owns nearly 2,800 towers in 45 of the top 50 population centers in the United States, with clusters of towers in major markets including Los Angeles, Chicago, San Francisco, Detroit,
Atlanta, Dallas, Boston, Cleveland, St. Louis, Seattle, Tampa, Charlotte, Norfolk and Nashville. SpectraSite has regional offices in the Atlanta, Chicago and San Francisco areas, from which it offers integrated network services, including project management, construction and design, build-to-suit, purchase/leaseback, tower leasing, and tower management and maintenance services to facilitate wireless systems development.

About Stainless, Inc.
Stainless, Inc. (www.talltowers.com), based in North Wales, Pennsylvania, is America's premier broadcast tower engineering and fabrication company. With over 50 years in service, Stainless has worked on the development of approximately 700 towers of the existing broadcast infrastructure. Stainless maintains original tower design specifications and modification history on these towers. This intellectual property positions the company as one of the broadcaster's first points of contact for any tower project.

About Doty-Moore
Doty-Moore, based in Cedar Hill, Texas, has been a leading resource for tower construction and technical services for more than 17 years. Doty-Moore's reputation with the broadcast community provides confidence and promotes the group's ability to execute tower-leasing agreements by enabling the technical integration requirements.

About Vertical Properties, Inc.
Vertical Properties, Inc., based in Syracuse, New York, is a community tower development company which was formed to meet the needs of broadcasters in secondary broadcast markets that are faced with the complexities of converting to digital technology. VPI provides technical, operational and financial solutions for broadcasters. VPI has successfully positioned numerous projects for immediate development and it has established several positive broadcast customer relationships nationwide over the past two years.

About International Towers, Inc
International Towers, Inc. (ITI) based in Tucson, Arizona, is a tower manufacturer which was formed to develop comprehensive turnkey solutions for the broadcaster's transition to digital television. ITI has a modern tall tower manufacturing plant and through its subsidiary, S&W Communications, ITI provides a "one-stop shop" for erection of tall towers, foundations and multi-tenant transmitter buildings. ITI has the in-house capability to provide everything from initial site development through final commissioning of the tower, foundations, antenna system and transmitters.

About S&W Communications, Inc.
S&W Communications, Inc., based in Tucson, Arizona, is focused on the installation of tall broadcast structures. S&W has more than 12 projects under construction and has completed several of the largest and most complex structures in the world.

This press release contains "forward-looking statements" concerning future expectations, plans or strategies that involve a number of risks and uncertainties. The company wishes to caution readers that certain factors may have affected the company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the company. Such factors include, but are not limited to (i) substantial capital requirements and leverage principally as a consequence of its ongoing acquisitions and construction activities, (ii) dependence on demand for wireless communications, (iii) the success of the company's tower construction program and (iv) the successful operational integration of the company's business acquisitions. The company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.


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